COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT is entered into as of the 28 day of March 2007 (the "Agreement"), by and among Quantitative Methods Corporation., a Nevada corporation, with an office located at 1212 Redpath Crescent, Montreal, Quebec, Canada (the "Seller") and ANDRÉ BOYER (the "Purchasers").

WHEREAS, the Seller owns an aggregate of 100% shares of the issued and outstanding common stock (the "Shares"), par value $ .001 per share of the Roadvision technologies Inc. (the "Common Stock") representing 100% of the issued and outstanding shares of Common Stock of the Company; and

WHEREAS, the Purchasers desire to purchase from the Seller, and the Seller desires to sell to the Purchasers, all of the Shares of the Company (the "Purchased Shares") upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, the Purchasers and the Seller agree as follows:

ARTICLE 1
SALE AND/OR CANCELLATION OF THE SHARES

Section 1.1 Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer and assign to the Purchasers and the Purchasers agree to purchase from the Seller the Purchased Shares, for a purchase price as set forth in Subsection 1.2 (the "Purchase Price").

Section 1.2 Purchase Price. The Purchase Price shall determine and consist and is payable as follows:

(a) The assumption of all liabilities of the Company by the Purchasers, consisting of the items as set forth on Schedule A, for approximately THREE HUNDRED THOUSAND DOLLARS ($300,000).

(b) Purchaser will assume responsibility of all prepaid deposits;

(c) Purchaser will assume all responsibility for all past engagements, lease agreements and contracts with employees and other parties; and

(d) Purchaser will give Seller an exclusive sale license agreement of Roadvision for Asia and Europe for a total of five (5) years for which Seller shall pay Purchaser TWENTY-FIVE Percent (25%) of the profit and a TEN PERCENT (10%) royalty to Seller on all license agreements sold within the next Five (5) years..

Section 1.3 Fairness of Valuation. The Parties agree and acknowledge that the

Section 3.5 Financial Statements.

a) SEC Reports; Financial Statements. The Company is not a reporting Company and is not required to file reports under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) of the Exchange Act.

Section 3.6 No Liabilities or Debts. As of the date of this Agreement, there is approximately $ 300,000 in liabilities or debts in THE COMPANY.

Section 3.7 Litigation. Other than as set forth on Schedule 1.2, there is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of THE COMPANY threatened against or affecting, THE COMPANY or any of its assets or properties before any court or arbitrator or any governmental body, agency or official. The Company is not subject to any outstanding judgment, order or decree. Neither the Company, nor any officer, key employee or 5% stockholder of the Company in his, her or its capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

Section 3.8 Disclosure. The Company and Seller confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material, nonpublic information concerning the Company. The Company and Seller understand and confirm that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company and Seller acknowledge and agree that the Purchasers have not made, nor are the Purchasers making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

Section 3.9 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

Section 3.10 No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's Certificate or Articles of Incorporation, By-laws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to

establishment of a fair market value and the issuance of any valuation or fairness letter would be difficult to obtain and would vary greatly in valuation amount. In light of the amount of debt being assumed by the Purchaser, all parties agree to waive any requirement of any valuation or fairness letter with respect to this transaction.

ARTICLE 2
CLOSING AND DELIVERY

Section 2.1 Closing Date. Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Purchased Shares (the "Closing") shall be held at such date (the "Closing Date") and time as determined at the mutual discretion of the Seller and the Purchaser, and intended to be effective as of March 28, 2007. The Closing shall take place at the offices of Seller, or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto.

Section 2.2 Delivery at Closing. At the Closing:

(a) The Seller shall deliver to the Purchaser stock certificates representing the Purchased Shares, duly endorsed for transfer to the Purchasers, as applicable, and accompanied by, (i) if required by the Company's transfer agent, an opinion of counsel reasonably acceptable to the Company, the Purchasers and the Company's transfer agent and (ii) stock powers or other instruments of transfer duly executed to the Purchasers, and with all requisite documentary or transfer tax stamps affixed; and

(b) Upon the closing of the transaction, Purchaser shall appoint a new Board of Directors and any previous directors shall resign effective upon the closing of the transaction.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

Except as set forth under the corresponding section of the disclosure schedules, if any, (the "Disclosure Schedules") attached hereto, Seller and the Company jointly and severally represent and warrant to the Purchasers that:

Section 3.1 Existence and Power. THE COMPANY is a corporation duly incorporated, validly existing and in good standing under the laws of the Canada and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. THE COMPANY has heretofore delivered to the Purchasers true and complete copies of the Articles of Incorporation, as amended, and By-laws, each as currently in effect.

Section 3.2 Authorization; No Agreements. The execution, delivery and performance by Seller of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within the Seller's powers. This Agreement has been duly and validly executed and delivered by the Seller and is a legal, valid and binding obligation of the Seller,

enforceable against it in accordance with its terms. The execution, delivery and performance by the Seller of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Seller. The Seller is not a party to any agreement, written or oral, creating rights in respect of any of such Shares in any third party or relating to the voting of the Shares. Seller is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, equities and other charges. Seller further represents that it does not beneficially own any options or warrants or other rights to purchase shares of Common Stock. There are no outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, or any arrangements that require or permit any of the Shares to be voted by or at the discretion of anyone other than the Seller, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act") and (b) restrictions on transfer imposed by applicable state securities or "blue sky" laws.

Section 3.3 Capitalization.

(a) The number of shares and type of all authorized, issued and outstanding capital stock of the Company is ONE shares of common stock, of which approximately ONE shares are currently issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassesasable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and shall not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities;

(b) There are no outstanding obligations, contingent or otherwise, of THE COMPANY to redeem, purchase or otherwise acquire any capital stock or other securities of THE COMPANY;

(c) There are no shareholder agreements, voting trusts or other agreements or understandings to which THE COMPANY or Seller is a party or by which either of them are bound relating to the voting of any shares of the capital stock of THE COMPANY; and

(d) The Shares shall be duly authorized for issuance, when delivered in accordance with the terms of this Agreement, and shall be validly issued, fully paid and non-assessable and the transfer of said Shares shall not be subject to any preemptive or other similar right.

Section 3.4 Subsidiaries. THE COMPANY has no subsidiaries.

or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

Section 3.10 Filings, Consents and Approvals. Neither the Seller nor the Company are required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance of this Agreement.

Section 3.11 Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority.

Section 3.12 Assets. Except as previously disclosed between the parties, the Company has no other assets, including, without limitation, goodwill, assets, real property, tangible personal property, intangible personal property, rights and benefits under contracts and cash, as to which there will be no distribution prior to closing. All Company leases for real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

Section 3.13 No Brokers. No brokerage or finder's fees or commissions, are or will be payable by the Company or Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions. The Company and Seller agree that the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person, for fees of the type contemplated by this Section and Seller shall indemnify and hold Purchasers and the Company harmless from any fees, costs or liabilities of any kind incurred by Purchasers in connection therewith.

Section 3.14 Investment Company/Investment Advisor. The business of the Company does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

Section 3.15 Informed Decision. Seller is aware of the Company's business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Shares.

ARTICLE 4
REPRESENTATIONS OF THE PURCHASERS

The Purchasers each represent and warrant, solely as to itself, to the Seller, as follows:

Section 4.1 Execution and Delivery. The execution, delivery and performance by the Purchaser's execution and delivery of this Agreement is within such Purchaser's powers and does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchaser.

Section 4.2 Binding Effect. This Agreement, when executed and delivered by the Purchaser shall be irrevocable and will constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3 Investment Purpose. The Purchaser represents that it is purchasing the Shares for its own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state unless an exemption from registration is available under those laws. The Purchased Shares delivered to the Purchaser shall bear a restrictive legend indicating that they have not been registered under the Securities Act of 1933 and are "restricted securities" as that term is defined in Rule 144 under the Act.

Section 4.4 Investment Representation. The Purchaser represents that it has adequate means of providing for its current needs and has no need for liquidity in this investment in the Shares. Each Purchaser represents that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Each Purchaser has no reason to anticipate any material change in its financial condition for the foreseeable future. Each Purchaser is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of its investment in the Shares.

Section 4.5 Investment Experience. Each Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

Section 4.6 Opportunity to Ask Questions. Each Purchaser has had a full and fair

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COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT is entered into as of the 29 day of March 2007 (the "Agreement"), by and among Quantitative Methods Corporation., a Nevada corporation, with an office located at 1212 Redpath Crescent, Montreal, Quebec, Canada (the "Seller") and ANDRÉ BOYER (the "Purchasers").

WHEREAS, the Seller owns an aggregate of 100% shares of the issued and outstanding common stock (the "Shares"), par value $ .001 per share of the Roadvision technologies Inc. (the "Common Stock") representing 100% of the issued and outstanding shares of Common Stock of the Company; and

WHEREAS, the Purchasers desire to purchase from the Seller, and the Seller desires to sell to the Purchasers, all of the Shares of the Company (the "Purchased Shares") upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, the Purchasers and the Seller agree as follows:

ARTICLE 1
SALE AND/OR CANCELLATION OF THE SHARES

Section 1.1 Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer and assign to the Purchasers and the Purchasers agree to purchase from the Seller the Purchased Shares, for a purchase price as set forth in Subsection 1.2 (the "Purchase Price").

Section 1.2 Purchase Price. The Purchase Price shall determine and consist and is payable as follows:

(a) The assumption of all liabilities of the Company by the Purchasers, consisting of the items as set forth on Schedule A, for approximately THREE HUNDRED THOUSAND DOLLARS ($300,000).

(b) Purchaser will assume responsibility of all prepaid deposits;

(c) Purchaser will assume all responsibility for all past engagements, lease agreements and contracts with employees and other parties; and

(d) Purchaser will give Seller an exclusive sale license agreement of Roadvision for Asia and Europe for a total of five (5) years for which Seller shall pay Purchaser TWENTY-FIVE Percent (25%) of the profit and a TEN PERCENT (10%) royalty to Seller on all license agreements sold within the next Five (5) years..

Section 1.3 Fairness of Valuation. The Parties agree and acknowledge that the

ARTICLE 6
CONDITIONS PRECEDENT

Section 6.1 Conditions of Obligations of the Purchasers. The obligations of the Purchasers are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by each Purchaser, solely as to itself or himself:

(a) Representations and Warranties. Each of the representations and warranties of the Seller and the Company set forth in this Agreement shall be true and correct in all material respects as of (1) the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date), and (2) the Closing Date, as though made on and as of all of such dates.

(b) Compliance Certificate. The President of THE COMPANY shall deliver to the Purchasers at the Closing a certificate certifying: (i) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the company since the date of this Agreement; (ii) that attached thereto is a true and complete copy of THE COMPANY's Articles of Incorporation, as amended, as in effect at the Closing; (iii) that attached thereto is a true and complete copy of its By-laws as in effect at the Closing; and (iv) each of the representations and warranties of the Seller and the Company set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

(c) Certified List of Record Holders. The Purchasers shall have received a current certified list from the THE COMPANY's transfer agent of the holders of record of THE COMPANY's Common Stock.

(d) Board of Directors Resolutions. The Purchasers shall have received executed resolutions of the Board of Directors of THE COMPANY approving the transactions contemplated herein including the appointment of the new directors, issuance of additional shares and resignation of all current directors, if so requested.

(e) Performance. The Seller and the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, including, but not limited to, execution, and compliance with all terms and provisions, of the Escrow Agreement.

Section 6.2 Conditions of Obligations of the Seller. The obligations of the Seller to effect the sale of the Shares are subject to the following conditions, any or all of which may be waived in whole or in part by the Purchasers:

(a) Representations and Warranties. Each of the representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

(b) Compliance Certificate. The authorized officer of each Purchaser, if not an individual, and each Purchaser that is an individual, shall each deliver to the Seller at the Closing a certificate certifying each of the representations and warranties of such Purchaser set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

(c) Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing.

opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel and its own accountants and tax advisers. Each Purchaser has been given the opportunity to ask questions of, and receive answers from Seller concerning the terms and conditions of this Agreement and to obtain such additional written information about THE COMPANY to the extent Seller possesses such information or can acquire it without unreasonable effort or expense. Notwithstanding the foregoing, each Purchaser has had the opportunity to conduct its own independent investigation.

ARTICLE 5
COVENANTS OF THE PARTIES

The parties hereto agree that:

Section 5.1 Public Announcements. The Seller, the Company and the Purchasers shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and without the written consent of the other parties.

Section 5.2 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or Section 4 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

Section 5.3 Access to Information. Following the date of this Agreement, until consummation of all transactions contemplated hereby, the Seller and the Company shall give to the Purchasers, their counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information as the Purchasers and their respective representatives may reasonably request.

Section 5.4 The Company's Business. THE COMPANY will not, without the prior written consent of Purchasers, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt (iii) issue any capital stock, other than to the former management team, equal to 2% of restricted stock at the time of any merger, or (iv) enter into any new agreements of any kind (other than those contemplated by this Agreement) or undertake any new obligations or liabilities.

ARTICLE 7
TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the purchase and sale of the Shares may be abandoned at any time prior to the Closing:

(a) by mutual written consent of the parties hereto;

(b) by either the Seller or the Purchasers if the Closing shall not have occurred on or before April 1, 2007 (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement or regulatory delays);

(c) by the Purchasers if (i) Seller shall have failed to comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by Seller; or (ii) any representations and warranties of Seller or the Company contained in this Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date); or (iii) they are not satisfied with their due diligence review of the Seller and the Company; or

(d) by Seller if (i) the Purchasers shall have failed to comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it; or (ii) any representations and warranties of the Purchasers contained in this Agreement shall not have been true when made or on and as of the Closing Date.

Section 7.2 Effect of Failure to Consummate the Merger. The parties agree that all of the Purchased Shares will be deemed sold and the transactions contemplated hereby consummated upon the Closing.

Section 7.3 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 8, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 8.3 shall relieve any party from liability for any breach of this Agreement.

ARTICLE 8
MISCELLANEOUS

Section 8.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid at the addressees first indicate above, or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or telecopied or, if mailed, five (5) business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 8.2 Amendments; No Waivers.

(a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Seller and Purchasers; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.3 Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 8.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Purchasers shall have the right to assign this Agreement to an affiliate of such Purchaser and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

Section 8.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of Nevada, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1. shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party

hereto has received counterparts hereof signed by all of the other parties. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

Section 8.8 Entire Agreement. This Agreement and the attached Exhibits and Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 8.9 Captions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

Section 8.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 8.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the its terms and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

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Section 8.12 Survival. The representations and warranties contained in this Agreement shall survive the Closing and delivery of the Shares only as against Seller and notwithstanding any provision to the contrary contained in this Agreement, upon and after the Closing, any claim by Purchasers for a breach of any representation or warranty of Seller or the Company contained in this Agreement may be made only against Seller and Purchasers shall have no claim against the Company for any such breach.

IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.

SELLER:

Quantitative Methods Corporation

Helga Leuthe
By: HELGA LEUTHE
Title: SECRETARY-TREASURER

THE COMPANY:

By: ____________________
Name: P. C. HIRON
Title: President

PURCHASER(S):

____